SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

TONGXIN INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	333-147086-01 (Commission File No.)	(IRS Employer Identification No.)

199 Pierce Street, Suite 202, Birmingham, Michigan 48009
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 593-8330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2012 the board of directors of Tongxin International Ltd. (the “Company”) received a resignation letter from Mr. Frank Wang, wherein Mr. Wang resigned as a director of the Company. It is the Company’s understanding that Mr. Wang has taken a new job with a new employer and that such change in employment will not permit him to commit sufficient time to being a director of the Company. Mr. Wang’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices and was effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TONGXIN INTERNATIONAL LTD.

Date: May 17, 2012	By:	/s/ William E. Zielke
Name: William E. Zielke Its: Chief Executive Officer